UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2009

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 754-8000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 17, 2009, Quest Software, Inc. (the “Company”) entered into a two year revolving line of credit agreement with Wells Fargo Foothill, LLC (“Wells Fargo”) as the arranger, administrative agent and lender (the “Credit Agreement”). The Credit Agreement was effective as of February 17, 2009. The Company intends to use the proceeds from the Credit Agreement for working capital and other general corporate purposes.

The Credit Agreement allows for cash borrowings and letters of credit under a secured revolving credit facility of up to a maximum of $100,000,000. Interest will accrue based on a floating rate based on, at the Company’s election, (i) LIBOR (subject to reserve requirements and a minimum LIBOR of 2.75%) or (ii) the greatest of (a) 4.0%, (b) the Federal Funds Rate plus 1/2% or (c) Wells Fargo’s prime rate, in each case, plus an applicable margin. If the sum of available funds under the Credit Agreement plus Qualified Cash (as defined in the Credit Agreement) is less than $25,000,000 or the sum of Excess Availability (as defined in the Credit Agreement) and Cash Equivalents (as defined in the Credit Agreement) is less than $100,000,000, the Company will be required to satisfy a maximum Senior Leverage Ratio (as defined in the Credit Agreement) of 1.5:1.0. The Credit Agreement includes limitations on the Company’s ability to, among other things, incur debt, grant liens, make acquisitions and other investments, make certain restricted payments such as dividend payments, and dispose of assets. The events of default under the Credit Agreement include payment defaults, cross defaults with certain other indebtedness, breaches of covenants and bankruptcy events. In the case of a continuing event of default, the lenders under the Credit Agreement may, among other remedies, eliminate their commitments to make credit available, declare due all unpaid principal amounts outstanding, and require cash collateral for any letter of credit obligations and foreclose on all collateral. The Credit Agreement is secured by substantially all of the company’s assets, subject to certain exceptions. To date, the Company has not borrowed any amount under the Credit Agreement.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed, along with certain other documents related to the financing, as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2009.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: February 23, 2009	By:	/s/ David P. Cramer
David P. Cramer
Vice President, General Counsel & Secretary